INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

         We consent to the inclusion in this Registration Statement of Solution Technology International, Inc. (the "Registrant") on Form S-8 of our report dated April 14, 2006, with respect to our audits of the consolidated balance sheet and related consolidated statements of operations, stockholders' deficit, and cash flows of Networth Technologies, Inc., the Registrant's predecessor ("Networth"), as of December 31, 2005, which report appears in Networth's Annual Report on 10-KSB, as amended.


/s/ WHEELER, HERMAN, HOPKINS & LAGOR, P.A.
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Tampa, Florida
October 25, 2006